UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2021

LPL Financial Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34963	20-3717839
(State or other jurisdictions of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4707 Executive Drive,	San Diego,	California	92121
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code:

(800) 877-7210

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock - par value $0.001 per share	LPLA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 5, 2021, the stockholders of LPL Financial Holdings Inc. (the “Company”) approved the LPL Financial Holdings Inc. 2021 Omnibus Equity Incentive Plan (the “2021 Plan”). The material terms of the 2021 Plan are summarized on pages 70-74 of the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on March 22, 2021 (the “Proxy Statement”), which description is incorporated by reference. The description of the 2021 Plan is qualified in its entirety by reference to the actual terms of the 2021 Plan, which is attached to this Current Report on Form 8-K as Exhibit 10.1.

In addition, on May 5, 2021, the stockholders of the Company approved the LPL Financial Holdings Inc. 2021 Employee Stock Purchase Plan (the “2021 ESPP”). The material terms of the 2021 ESPP are summarized on pages 75-77 of the Proxy Statement, which description is incorporated by reference. The description of the 2021 ESPP is qualified in its entirety by reference to the actual terms of the 2021 ESPP, which is attached to this Current Report on Form 8-K as Exhibit 10.2.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held its 2021 annual meeting of stockholders (the “Annual Meeting”) on May 5, 2021. The stockholders of the Company considered and acted upon the following proposals at the Annual Meeting:

1. Election of Directors. By the vote reported below, the stockholders elected the following nine nominees to serve as directors of the Company for a term to end at the 2022 annual meeting of stockholders:

Nominee	Votes For	Votes Against	Abstentions	Broker Non- Votes
Dan H. Arnold	70,639,402	194,902	86,222	3,163,539
Edward C. Bernard	70,683,792	181,826	54,908	3,163,539
H. Paulett Eberhart	68,669,084	2,197,227	54,215	3,163,539
William F. Glavin, Jr.	70,542,476	323,203	54,847	3,163,539
Allison H. Mnookin	70,483,391	382,913	54,222	3,163,539
Anne M. Mulcahy	69,076,185	1,790,268	54,073	3,163,539
James S. Putnam	69,351,186	1,514,538	54,802	3,163,539
Richard P. Schifter	68,763,213	2,101,382	55,931	3,163,539
Corey E. Thomas	70,684,037	181,592	54,897	3,163,539

2. Ratification of the Appointment of Deloitte & Touche LLP. The stockholders ratified the appointment of Deloitte & Touche LLP by the audit committee of the Company’s board of directors as the Company’s independent registered public accounting firm for the current fiscal year. 72,964,507 shares voted for the proposal; 1,066,977 shares voted against the proposal; and 52,581 shares abstained from voting on the proposal. There were no broker non-votes on the proposal.

3. Advisory Vote on Named Executive Officer Compensation. The stockholders approved, on an advisory, non-binding basis, the compensation paid to the named executive officers of the Company, as disclosed in the Proxy Statement. 70,129,199 shares voted for the proposal; 673,864 shares voted against the proposal; and 117,463 shares abstained from voting on the proposal. There were 3,163,539 broker non-votes on the proposal.

4. Approval of the 2021 Plan. The stockholders voted to approve the 2021 Plan. 61,606,265 shares voted for the proposal; 9,282,945 shares voted against the proposal; and 31,316 shares abstained from voting on the proposal. There were 3,163,539 broker non-votes on the proposal.

5. Approval of the 2021 ESPP. The stockholders voted to approve the 2021 ESPP. 70,162,075 shares voted for the proposal; 742,532 shares voted against the proposal; and 15,919 shares abstained from voting on the proposal. There were 3,163,539 broker non-votes on the proposal.

Item 8.01	Other Events.

On May 5, 2021, the Company’s board of directors declared a cash dividend of $0.25 per share on the Company’s outstanding common stock to be paid on June 7, 2021 to all stockholders of record on May 24, 2021.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	LPL Financial Holdings Inc. 2021 Omnibus Equity Incentive Plan

10.2	LPL Financial Holdings Inc. 2021 Employee Stock Purchase Plan

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LPL FINANCIAL HOLDINGS INC.

By:	/s/ Gregory M. Woods
Name:	Gregory M. Woods
Title:	Secretary

Dated: May 5, 2021